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                                                                   EXHIBIT 10.40

                                POWER OF ATTORNEY

         I, Li Dong, citizen of the People's Republic of China (the " PRC"), the Identity Card number 310105197409142816, hereby irrevocably assigns Mr. Yang Lei the following powers and rights during the term of this Power of Attorney:

         I hereby assigns Yang Lei to vote on my behalf at the shareholders' meetings of Shanghai Weilan Computer Co., Ltd. and exercise the full voting rights as the shareholder of the company as have been given to me by law and under the Articles of Association of the company, including but not limited to, the right to sell or transfer any or all of the shares of Shanghai Weilan Computer Co., Ltd. held by myself and designate and appoint the directors and the general manager etc of Shanghai Weilan Computer Co., Ltd. acting as my authorized representative on the shareholders' meeting of the company.

         Such authorization is based upon the condition that Yang Lei is acting as an employee of Shanghai Linktone Consulting Co., Ltd and Shanghai Linktone Consulting Co., Ltd agrees such authorization and designation. Once Yang Lei loses his title or position in Shanghai Linktone Consulting Co., Ltd. or Shanghai Linktone Consulting Co., Ltd. issues a written notice to dismiss or replace the designated/authorized person, I will withdraw such authorization to him immediately and designate/authorize other individual employed by Shanghai Linktone Consulting Co., Ltd. to exercise the full voting rights on behalf of myself at the shareholders' meetings of Shanghai Weilan Computer Co., Ltd.

         The term of this Power of Attorney is 10 years unless the early termination of Operation Agreement jointly executed by Shanghai Shanghai Linktone Consulting Co., Ltd., Shanghai Weilan Computer Co., Ltd., Hu Ankai and me by any reason, commencing from the execution date of this Power of Attorney. This Power of Attorney is executed by Chinese and English, and in case of confliction, the Chinese version is prevail.

                                                          Signature: /s/ Li Dong

                                                               27 November, 2003